UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2007

Distributed Energy Systems Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50453	20-0177690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 678-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2007, the Registrant’s Board of Directors appointed Bernard H. Cherry as a director. Mr. Cherry will serve as a Class III director, with a term expiring upon the election and qualification of directors at the annual meeting of stockholders to be held in 2009. As a non-employee director, Mr. Cherry will participate in the Registrant’s non-employee director compensation program.

Item 7.01. Regulation FD Disclosure.

On January 4, 2007, the Registrant issued a press release announcing the appointment of Bernard H Cherry as a member of the Registrant’s board of directors. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press release announcing the appointment of Bernard H. Cherry to the Board of Directors, issued by the Registrant on January 4, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTED ENERGY SYSTEMS CORP.

Date: January 4, 2007	By:	/s/ Peter J. Tallian
Peter J. Tallian Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release announcing the appointment of Bernard H. Cherry to the Board of Directors, issued by the Registrant on January 4, 2007 (furnished herewith).